Exhibit 10.9

FINDERS AGREEMENT

        This Finders Agreement (the “Agreement”) is entered into as of February 01, 2007 (the “Effective Date”), between, ACRO INC., a Nevada corporation (the “Company”), and SIDEN INVESTMENT INC., a company form under the laws of the province of

British Columbia, Canada, (“Finder”) on the terms and conditions set forth below.

    1.       UNDERLYING FACTS/RECITALS.

1.1 The Company is contemplating one or more non-brokered financings (the "Proposed Offerings").

    1.2        In connection with the Proposed Offerings, the Company has agreed to retain the Finder on a non-exclusive basis to find, as may be permitted under applicable securities legislation, potential subscribers to the Proposed Offerings of not less than $1,500,000 in the aggregate on the terms and conditions herein.

1.3 The parties have agreed to the payment by the Company to the Finder of certain fees respecting the provision of the Finder’s services if a Financing can be arranged and consummated.

1.4 Company desires to retain Finder and Finder desires to provide services to Company on the terms and conditions set forth in this Agreement.

    2.       ENGAGEMENT. Company hereby engages Finder on a non-exclusive basis solely to introduce to the Company potential investors, who are identified in Exhibit “A” attached hereto, or otherwise identified in writing by the Finder to the Company, who were introduced to the Company by Finder during the Term (“Investors”) to participate in an offering of Company securities. The Company intends to offer units (“Unit”) for $0.75 each (“Unit Purchase Price”), each Unit consisting of one share of common stock (“Unit Shares”) and one warrant to purchase one share of common stock, exercisable for 5 years, following the initial closing of Proposed Offering, at $1.25 per share, subject to terms and conditions agreed by the Company (“Unit Warrant”). The minimum offering is $1,500,000 (“Investment Threshold”), maximum expected offering is $3,000,000. Finder shall not make any introductions in Israel, and Investors shall exclude residents of Israel.

    3.       TERM. The term of this Agreement shall commence on the Effective Date, and shall continue until terminated pursuant to section 8 (“Term”). Provided that the Investment Threshold is met not later than February 15, 2007, the obligation to pay the Compensation to Finder will survive 3 years following the termination of this Agreement if Investors were introduced to the Company by the Finder during the Term.

    4.       COMPENSATION. Company shall have the exclusive right, in its sole discretion, to accept or reject any Investors presented to it by Finder. Company shall have no obligation to enter into any transaction with any Investor presented to it by Finder. Subject to section 3, if during the Term, the Company agrees to sell Units to Investors, and actually accepts, during the Term or within 3 years following termination thereof, cash payment equal to the applicable Unit Purchase Price for all such Units purchased by Investors introduced by Finder (“Consideration”) in an aggregate amount equal or exceeding the Investment Threshold, Finder shall be paid an “Introduction Fee” and shall also receive a “Warrant” based on the below formula. The obligation to pay the Introduction Fee and issue the Warrants shall arise only after Company has actually received the applicable Consideration for the Units sold to introduced Investor. The Introduction Fee will be paid and the Finder Warrant will be issued within five (5) business days of the actual receipt of the Consideration:

For Investment:	Provided that the Investment Threshold is met, Finder shall be paid an 8% percent Introduction Fee based on the total cash payment actually received from each introduced Investors during the term of Finder's engagement. By way of example, for a sale of 1,000,000 Units for an aggregate Unit Purchase price of $750,000 from introduced Investors, which is consummated during the term of Finder's engagement, upon actual receipt by the Company of the Consideration, Finder would receive an Introduction Fee of $60,000. In the event that the investment is paid in installments, Finder shall receive the Introduction Fee in proportionate installments as well.

Provided that the Investment Threshold is met, upon actual receipt of cash payment from Investors, Finder shall also be issued a warrant (a "Finder Warrant") granting Finder the right to purchase Units at the same Purchase Price in an amount equal to 8% percent of the number of Units actually issued to the introduced Investors in such transaction. The Finder Warrant shall be exercisable for a period of five (5) years from the date of issuance of the Units. By way of example, in the event the introduced Investors are issued 200,000 Units, Finder would receive a Finder Warrant for 16,000 Units, exercisable at $0.75 for one Unit. The terms and conditions of the Finder Warrant shall be identical to the Unit Warrant.

If at any time, the Company proposes to file a registration statement under the Securities Act of 1933, as amended ("Securities Act") on Form S-1 or S-3 (or any other appropriate form for the general registration of securities) with respect to any resale of shares of Common Stock by shareholders of the Company, other than a registration statement relating either to the sale of securities to employees of the Company pursuant to a stock option, stock purchase or similar plan or a Securities and Exchange Commission ("SEC") Rule 145 transaction, a registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the shares of Common Stock, the Company shall give the Finder a written notice at least 20 days before the filing with the Securities and Exchange Commission of such registration statement. If the Finder desires to have any of the shares underlying the Finder Warrant ("Finder's Shares") included in such registration statement, the Finder shall so advise the Company in writing within 10 days after the date of mailing of such notice from the Company. The Company shall thereupon include in such filing the number of Finder's Shares for which registration is so requested, subject to their right to reduce the number of such shares as hereinafter provided, and shall use its commercial reasonable efforts to effect registration under the Securities Act of such shares; provided, however, that the Company shall have the right to terminate or withdraw any registration initiated by it under this Section prior to the effectiveness of such registration whether or not the Finder has elected to include securities in such registration. In the event the offering of the Company's capital stock or other securities covered by such registration statement is to be underwritten, the Company shall not be required to include any of the Finder's Shares in such offering unless Finder accept the terms of the underwriting as agreed upon between the Company and its underwriters, and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company, and in such event the offering of the Finder's Shares included in the registration statement shall also be underwritten on the same basis as the shares offered by the Company and the Company shall furnish the Finder with a written statement of the managing or principal underwriter as to the maximum number of shares, if any, (the "Maximum Includable Securities") of each type or class of the Company's securities that the managing or principal underwriter, in its good faith judgment, deems practicable to offer and sell at that time in a firm commitment underwritten offering without materially and adversely affecting the marketability or price of the securities of the Company to be offered. If the total number of securities proposed to be included in such registration statement is in excess of the Maximum Includable Securities, the number of securities to be included within the coverage of such registration statement shall be reduced to the Maximum Includable Securities. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section with respect to the Finder's Shares that the Finder shall furnish to the Company such information regarding itself, the Finder's Shares held by it, and the intended method of disposition of such securities as shall be reasonably required to effect the registration of the Finder's Shares. This obligation shall terminate when the Shares could be sold without restriction under Rule 144(k) promulgated by the SEC under the Securities Act of 1933.

    5.       DUTIES AND INDEPENDENT CONTRACTOR STATUS.

    5.1       Finder’s Duties. Subject to section 5.6 and the other terms and conditions of this Agreement, Finder will perform its services without any supervision from Company. Notwithstanding anything in this Agreement to the contrary, Finder shall not negotiate on behalf of Company, nor bind Company to any agreement.

    5.2       Materials Entrusted to Finder. Company may from time to time provide Finder with written materials such as Proposed Offering memoranda, financial documents, and other materials to aid in attracting investment. Finder agrees that he will not make any copies of such materials without Company’s written consent. Finder agrees that any such materials will only be shared with Investors and that Finder will notify Company in writing of all persons and organizations to whom such materials are sent.

    5.3       Independent Finder Status. This Agreement does not constitute a hiring by either party. The parties intend that so far as shall be in conformity with the law, Finder shall be an independent contractor and not Company’s employee. There is no requirement that Finder devote his full productive time to Company. The parties are and shall remain independent contractors bound by the provisions hereof. No member of Finder nor any other officer, director, or employee of Finder shall be deemed to be an employee of Company for any purpose, including for purposes of any of Company’s employee benefit programs, income withholding taxes, social security or similar withholding taxes, or unemployment benefits under the law of any jurisdiction. As an independent contractor, Finder shall be responsible for and obligated to pay all taxes based on or arising out of this Agreement that may now or hereafter be imposed under the authority of applicable taxing jurisdictions. Finder shall further be responsible for securing such health, disability and life insurance for itself, or if acting on behalf of a corporate entity, such health, disability, and life insurance for Finder’s corporate officers, directors, or employees (including without limitation each member of Finder’s team) as Finder deems advisable.

    5.4       No Partnership; Indemnity. This Agreement shall not be construed as a partnership, and Company shall not be liable for any obligation incurred by Finder, nor shall Company be liable for any injuries, liabilities or damages suffered by or caused by Finder. Each party shall indemnify, defend and hold the other harmless from any and all damages, claims, losses, causes of action, costs, expenses and fees in connection with any liability or obligation incurred by the other party.

5.5 Expenses. Provided that the Investment Threshold is met, Company also agrees to reimburse Finder for all reasonable legal expenses, of Clark Wilson LLP.

    5.6       Finder and Company Obligations. Finder agrees not to (i) provide advice to any Investor about the merits of the Proposed Offering; (ii) participate in any negotiations between the Company and Investors; (iii) assist the Company or Investors with the completion of the transaction; (iv) handle funds or securities involved in completing a transaction; (v) hold itself out as providing any securities-related services other than a listing or matching service; or (vi) take any other action that will require its registration as a broker-dealer under the U.S. Securities laws, any applicable “blue sky” laws, and the rules of the National Association of Securities Dealers. Each party covenants to (i) not take any actions in connection with the Proposed Offering that may disqualify it as a private offering in any jurisdiction in which the stock is offered (including the U.S.), (ii) if the securities are sold to non-U.S. Investors outside the U.S., to comply with the requirements of Regulation S under the Securities Act, and (iii) if a Proposed Offering or Sale is made in the U.S. or to U.S. Investors, comply with the registration requirements of the Securities Act provided by Section 4(2) thereof and Regulation D thereunder. In connection with Proposed Offering made pursuant to Regulation S, each party agrees (i) not to engage in any “directed selling efforts” (as that term is defined in Regulation S) with respect to the Stock and (ii) to comply with the offering restriction requirements of Regulation S. In connection with offers made in the U.S. pursuant to Regulation D, Finder agrees (i) to limit introduction to Investors in connection with the Proposed Offering or Sale to persons reasonably believed by it to be “accredited investors” within the meaning of Rule 501(a) under the Securities Act and (ii) not to engage in any form of general solicitation or general advertising in connection with the Proposed Offering within the meaning of Rule 502 under the Securities Act.

Each party understands that the other party is relying in part upon the truth and accuracy of, and other party compliance with, the representations, warranties, agreements, acknowledgments and understandings of the other party set forth herein in order to enter into this Agreement.

Each party agrees to indemnify and hold harmless the other party and any of its affiliates, any director, officer, agent or employee of the other party or any of its affiliates and each other person, if any, controlling the other party or any of its affiliates (hereinafter collectively referred to as “Indemnified Parties”), to the full extent lawful, from and against, and that the Indemnified Parties shall have no liability to such party or such party owners, parents, creditors or security holders for, any losses, expenses (including reasonable legal fees), claims or proceedings including shareholder actions (hereinafter collectively referred to as “losses”) related to or arising out breach of such party of this subsection (i) or any transaction or conduct in connection therewith.

    6.       NO AGENCY AUTHORITY; CONFLICTS OF INTEREST. Finder will not represent itself as having any powers except those authorized by this Agreement, and subject to any applicable law. Finder shall have no authority to bind Company by any promise or representation unless specifically authorized by the Company, in writing, in any particular transaction. Finder shall have no authority to order, direct or command any of Company’s employees.

    7.       USE OF COMPANY’S MARKETING MATERIALS. Company will provide Finder with information and document’s pertaining to the Company’s current Proposed Offering.

    8.       TERMINATION.

    8.1       Termination of Relationship. Company or Finder shall have the right to terminate this Agreement at any time, with or without cause, for any reason whatsoever, upon written notice to the other party at least thirty (30) days prior to termination. Provided that the Investment Threshold is met not later than February 15, 2007, Finder shall receive the compensation described in Section 4 for investments actually made by any potential Investors introduced prior to the termination of this Agreement, provided that such investments were consummated within 3 years following termination of this Agreement. Nothing in this section, however, shall be interpreted to limit Company’s right to reject or accept Investors presented to it by Finder.

    8.2       Return of Company Property. Promptly, and not later than ten (10) days after the termination of this Agreement, all property, including Confidential Information, belonging to Company shall be returned or made available for return to Company or its authorized representative.

    9.       COVENANT NOT TO USE TRADE SECRETS.

    9.1       Referral Sources and Solicitation. Information regarding the names, addresses and telephone numbers of Company’s or Finder’s clients, Company’s or Finder’s business plans, marketing materials, market studies, and financial data (“Confidential Information”) coming into the possession of the other party during the term of this Agreement, or any prior Agreement, are trade secrets wholly-owned by Company or the Finder, as the case may be. All forms and other materials, whether furnished or purchased by the relevant party, upon which this information is recorded shall be the sole and exclusive property of the other party. The list of potential Investors provided by Finder will be included as Finder’s Confidential Information. During the term of this Agreement, Finder shall only use Company’s Confidential Information to carry out the intent of this Agreement for the benefit of Company. Finder will not disclose such Confidential Information to a third party (other than directors, officers, employees or outside advisors of Finder) without the prior written consent of the Company. All other uses are strictly prohibited. During the tern of this Agreement, and after termination of this Agreement, Finder and Company shall not, directly or indirectly, make known to any person, firm or corporation the Confidential Information of the other, or use the Confidential Information of the other for any personal or business purpose. Additionally, Finder and Company shall not, for a period of three (3) years immediately following the termination of this Agreement, either directly or indirectly, call on, solicit, or take away any of the clients or referral sources or Confidential Information of the other, with whom the other party became acquainted during its affiliation with the other, either for itself or for any person, firm, corporation, association or other entity for any reason or purpose whatsoever.

    9.2       Injunctions, Etc. In the event of a breach or threatened breach by either party of the provisions of this Section 9, Company or Finder, as the case may be, shall be entitled to an injunction restraining the other from disclosing or using, in whole or in part, the Confidential Information, or from rendering any services to or soliciting from any person, firm, corporation, association or other entity to whom such Confidential Information, in whole or in part, has been disclosed or threatened to be disclosed. Nothing herein shall be construed as prohibiting the party whose Confidential Information has been misused from pursuing any other remedies available to it for such breach or threatened breach, including the recovery of damages from Finder.

    9.3       Material non-public information. Each party acknowledges that it is (i) aware that the United States securities laws prohibit any person who has material non-public information about a company from purchasing or selling securities of such company, or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities, and (ii) familiar with the Securities and Exchange Act of 1934 and the rules and regulations promulgated thereunder and agrees that the Finder will neither use, nor cause any third party to use, any Confidential Information or any other information provided in connection with the Proposed Offering, including the existing of such process in contravention of such Act or any such rules and regulations thereof, including Rules 10b-5 and 14e-3.

    10.       GENERAL PROVISIONS.

    10.1       Effect of Headings; Schedules. The subject headings of the sections of this Agreement are included for purposes of convenience only and shall not affect the construction or interpretation of any of its provisions.

    10.2       Entire Agreement; Modification; Waiver. This Agreement constitutes the entire agreement between the parties pertaining to the subject matter contained in this Agreement, except for the other agreements referenced in this Agreement. This Agreement supersedes all prior and contemporaneous agreements (other than those entered into in writing simultaneously with this Agreement) and all prior and contemporaneous representations and understandings of the parties. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by all parties. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

    10.3       Counterparts. This Agreement may be executed simultaneously in one or more counterparts or by facsimile, and each such agreement or facsimile so executed, shall be deemed to be an original, and all such counterparts together shall constitute one and the same instrument.

    10.4       Parties in Interest. Nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties to this Agreement and their respective successors and assigns. Nothing in this Agreement is intended to relieve or discharge the obligation or liability of any third person to any party to this Agreement, nor shall any provision give any third personany right of subrogation or action over against any party to this Agreement.

    10.5       Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective heirs, beneficiaries, legal representatives, successors and assigns. This Agreement may only be assigned by Finder with the express written consent of Company.

10.6 Survival of Representations, Warranties and Covenants. The representations, warranties and covenants of the parties contained in this Agreement shall survive the execution of this Agreement.

    10.7       Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed duly given (i) on the date of delivery if personally delivered, (ii) one business day after delivery by overnight courier or facsimile, or (iii) three business days after mailing if mailed by first-class mail, postage prepaid, to the parties at their addresses set forth below, or such other address designated from time to time in writing by such party to all other parties.

    10.8       Governing Law, Venue and Severability. This Agreement shall be governed by and construed under the laws of the New York, without giving rise to any conflict of law provisions thereunder, and any actions in connection with or arising out of this Agreement shall be commenced and maintained only in New York. If any provision of this Agreement is invalid or unenforceable, such provision shall (i) be modified to the minimum extent necessary to render it valid and enforceable, or (ii) if it cannot be so modified, be deemed not to be a part of this Agreement and shall not affect the validity or enforceability of the remaining provisions.

    10.9       Necessary Acts. Each party to this Agreement agrees to perform any further acts and execute and deliver any further documents that may be reasonably necessary to carry out the provisions of this Agreement.

    10.10       Arbitration. Any controversy or claim arising out of or relating to this Agreement or the breach thereof shall be settled by arbitration in New York, New York before a referee in accordance with American Arbitration Associations rules. The judgment upon the award rendered in the arbitration may be entered in any court having jurisdiction hereof, and the judgment shall be final and binding on the parties.

Company: ACRO INC. a Nevada Corporation, By: /s/ Gadi Aner Name: Gadi Aner Title: CEO

Address:	18 Halevna Street Timrat, Israel 23840

Finder: SIDEN INVESTMENT INC. By: /s/ David Sidoo Name: David Sidoo Title: President

Address:	Suite 1305 - 1090 West Georgia Street Vancouver, B.C. V6E 3V7